UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007
RCN CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	Number)
196 Van Buren Street
Herndon, VA 20170
(Address of principal executive offices)
(703) 434-8200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     Effective November 13, 2007, pursuant to the Agreement and Plan of Merger dated as of June 24, 2007 (the “Merger Agreement”), relating to the acquisition of NEON Communications Group, Inc. (“NEON”) by RCN Corporation (the “Company”), a subsidiary of the Company was merged with and into NEON, with NEON continuing as the surviving entity and as a wholly-owned subsidiary of the Company. The common and preferred stock of NEON outstanding immediately prior to the merger was converted into the right to receive $5.15 per share in cash, without interest, resulting in total cash merger consideration of approximately $255 million, including cash payable to stockholders and holders of all equity awards (net of applicable exercise prices). The Company funded the merger consideration with a combination of proceeds from an additional $200 million term loan under its existing senior secured credit facility as described below under Item 2.03, a draw of approximately $25 million under its existing $75 million line of credit, and cash on hand.
     The description of the merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on June 25, 2007.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On November 13, 2007 and in connection with the merger described in Item 2.01 above, the Company entered into an Incremental Commitment Agreement (the “Incremental Commitment Agreement”) pursuant to its existing Credit Agreement (the “Credit Agreement”) with Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto. The Incremental Commitment Agreement increased the term loan borrowing capacity under the Credit Agreement by $200 million, all of which additional capacity was borrowed on November 13, 2007. The additional borrowings under the Credit Agreement pursuant to the Incremental Commitment Agreement bear interest at either a base rate plus 1.25% or LIBOR plus 2.25%, at the Company’s option, and will increase payments due under the Credit Agreement by approximately $501,000 per quarter beginning December 31, 2007 until maturity at May 25, 2014, at which time an additional approximately $186,967,000 will be due. Pursuant to the Incremental Commitment Agreement, the Company agreed to maintain, with respect to these additional borrowings, a Secured Leverage Ratio not to exceed 5.25:1 on March 31, 2008 and thereafter declining periodically, eventually to 3:00:1 from December 31, 2012 until maturity. The Company also agreed to impose this covenant with respect to existing borrowings under the Credit Agreement upon agreement of the requisite lenders party thereto. The additional borrowings under the Credit Agreement pursuant to the Incremental Commitment Agreement are otherwise subject to the same terms as existing term loans under the Credit Agreement.
     The foregoing description of the Incremental Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to Incremental Commitment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (a) Financial Statements of Business Acquired
          The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
          (b) Pro Forma Financial Information
          The Company will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

          (d) Exhibits

Exhibit No.	Description

10.1	Incremental Commitment Agreement, dated November 13, 2007, among RCN Corporation, Deutsche Bank Trust Company Americas, as administrative agent, and the lenders party thereto
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

	By:	/s/ Benjamin R. Preston
	Name:	Benjamin R. Preston
	Title:	Senior Vice President and General Counsel
Dated: November 19, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Commitment Agreement, dated November 13, 2007, among RCN Corporation, Deutsche Bank Trust Company Americas, as administrative agent, and the lenders party thereto